UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2021, OriginClear, Inc. (the “Company”) entered into an exchange agreement with a holder of the Company’s Series G Preferred Stock, pursuant to which such holder exchanged 20 shares of Series G Preferred Stock for 20 shares of the Company’s Series S Preferred Stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

Conversion of Preferred Shares

As previously reported, on April 3, 2019, the Company filed a certificate of designation (the “Series J COD”) of Series J Preferred Stock (the “Series J”).  Pursuant to the Series J COD, the Company designated 100,000 shares of preferred stock as Series J. The Series J has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series J COD.

On February 11, 2021, holders of Series J Preferred Stock converted an aggregate of 32.5 Series J shares into an aggregate of 978,726 shares, including make-good shares, of the Company’s common stock.

As previously reported, on August 19, 2019, the Company filed a certificate of designation (the “Series L COD”) of Series L Preferred Stock (the “Series L”).  Pursuant to the Series L COD, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series L COD.

On February 11, 2021, holders of Series L Preferred Stock converted an aggregate of 133.5 Series L shares into an aggregate of 4,395,210 shares, including make-good shares, of the Company’s common stock.

As previously reported, on May 1, 2020, the Company filed a certificate of designation (the “Series O COD”) of Series O Preferred Stock (the “Series O”).  Pursuant to the Series O COD, the Company designated 2,000 shares of preferred stock as Series O. The Series O has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series O COD.

On February 11, 2021, holders of Series O Preferred Stock converted an aggregate of 135 Series O shares into an aggregate of 3,553,570 shares of the Company’s common stock.

As previously reported, on May 1, 2020, the Company filed a certificate of designation (the “Series P COD”) of Series P Preferred Stock (the “Series P”).  Pursuant to the Series P COD, the Company designated 500 shares of preferred stock as Series P. The Series P has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series P COD.

On February 11, 2021, holders of Series P Preferred Stock converted an aggregate of 25 Series P shares into an aggregate of 971,477 shares, including make-good shares, of the Company’s common stock.

As previously reported, on August 27, 2020, the Company filed a certificate of designation (the “Series Q COD”) of Series Q Preferred Stock (the “Series Q”).  Pursuant to the Series Q COD, the Company designated 2,000 shares of preferred stock as Series Q. The Series Q has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series Q COD.

On February 11, 2021, holders of Series Q Preferred Stock converted an aggregate of 50 Series Q shares into an aggregate of 1,316,136 shares of the Company’s common stock.

As previously reported, on February 5, 2021, the Company filed a certificate of designation (the “Series S COD”) of Series S Preferred Stock (the “Series S”).  Pursuant to the Series S COD, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series S COD.

On February 11, 2021, holder of Series S Preferred Stock converted an aggregate of 30 Series S shares into an aggregate of 789,682 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement (incorporated by reference to 8-K filed February 10, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

February 18, 2021	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer